                                EXHIBIT INDEX


Exhibit No.      Description     Page
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(a)  Exhibits

     D-1 (a)(1)Petition of Massachusetts ElectricIncorporated by
          Company and New England Power Reference
          Company and Eastern Edison Company
          to the Massachusetts Department of
          Telecommunications and Energy with
          respect to merger

     D-2 (a)(1)Certified copy of the Order of the Incorporated by Massachusetts Department of Reference
          Telecommunications and Energy with
          respect to mergers

     F-2     Opinion of CounselTo be filed by
                    Amendment

     H-1     Proposed Form of NoticeFiled herewith


(b)     Financial Statements

   1Balance Sheets of National Grid Filed herewith and of National Grid and Subsidiaries
          Consolidated, Mass. Electric,
          Nantucket, Narragansett, and Service
          Company as of March 31, 2000


        2Statements of Income and Retained Filed herewith
          Earnings of National Grid and
          National Grid and Subsidiaries
          Consolidated, Mass. Electric,
          Nantucket, Narragansett, and Service
          Company for the twelve months ended
          March 31, 2000, on an actual basis

     3Estimated Sources and ApplicationsIncorporated by of Funds and Capitalization for Reference each of the Borrowing Companies.

        Financial Data Schedules Filed herewith